EXHIBIT 10.15


This Service Bureau Operation Agreement        AGREEMENT NO:____________________

("Agreement") is made between
Rolfe & Nolan (USA) Inc. ("R&N")               DATE OF AGREEMENT:_______________

an Illinois corporation with its
principal place of business at
120 South Riverside Plaza, Suite 1430
Chicago, Illinois 60606
(312) 559-0250 (general)
(312) 559-9493) (fax)
         and
Alaron Trading ("Customer")
an Illinois corporation with its
principal place of business at:
822 W. Washington Blvd.
Chicago, IL 60607

                                   WITNESSESH:

WHEREAS:

R&N is the developer of a futures and options industry applications software solution and, in connection therewith, provides certain Processing Services for its customers; and
The Customer wishes to engage R&N to provide to the Customer certain Processing Services more fully described on Schedule B attached hereto and made a part hereof, and R&N desires to provide such Processing Services to the Customer on the terms and conditions set forth below.

         NOW, THEREFORE, the Parties agree as follows:

1.       DEFINITIONS.

         (a) "Confidential Information" means, in the case of R&N (i) the Intellectual Property, know-how or other material, ideas or concepts relating to or comprising the Software, including, without limitation, Programs, source code, object code, Documentation, Enhancements, Releases, Custom Modifications, specifications, technical manuals, memoranda and advisories, computer instructions, algorithms, routines, flow diagrams, outlines, schedules and processes, and (ii) information relating to pricing and the other terms and conditions of this Agreement. In the case of the Customer, "Confidential Information" means any non-public information relating to the Customer or the business of the Customer to which R&N has access in the performance of its obligations under this Agreement.

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However, in either case, "Confidential Information" shall not include:
                  any information known
         generally to the public, other than as a result of unauthorized disclosure by the recipient of such information, or any information which the
         recipient of information can show by
         evidence to be lawfully known by
         such recipient prior to the time of its
         disclosure, or

                  any information that becomes available to either R&N or the Customer on a non-confidential basis from a third party, provided such third party is not prohibited from disclosing such information to the Party.

         (b) "Custom Modification" means any modifications or additions to the Software made by R&N at the request of the Customer.

         (c) "Customer Information" shall mean the input data provided by Customer for processing, the files and processing data therefrom, and any program(s) provided by the Customer for use in processing of its input data.

         (d) "Documentation" means user manuals and all written materials provided by R&N to the Customer relating specifically to the operation and functionality of the Software.
         (e) "Enhancements" means upgrades, improvements, new versions or Releases and related materials generally made available, without charge, by R&N to its customers, which are intended to be used with or which complement existing Software employed in connection with the provision of the Services hereunder.

         (f) "Installation Date" means the date the Software (or any part thereof) is made available by R&N for use by the Customer.

         (g) "Installation Services" means the services supplied by R&N to the Customer that functionally set forth in the Documentation, including planning for access device installation at the Customer site, creation of a Software environment for Customer's Processing Service, and configuring the Software to operate in conjunction with Customer's requirements, but shall not include any Custom Modifications. The training services provided by R&N are set forth in Schedule C. Fees for Installation Services are in addition to the Processing Fees and are set forth in Schedule G.

         (h) "Intellectual Property" means rights to: (i) inventions, (ii) all grants or patents or patents for inventions, including reissue thereof, (iii) all patent applications, (iv) copyrights, (v) all copyright applications, and
(vi) Confidential Information.

         (i) "New Software" means any software released generally by R&N after the date of this Agreement that, in the determination of R&N, incorporates functions and capabilities not included in the Software, as described in Schedule A.

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         (j)  "Party"  means  R&N or the  Customer,  as the  case  may  be,  and
"Parties" means both R&N and the Customer.

         (k) "Processing Fees' means the processing service fees specified in Schedule G.

         (l) "Processing Service" shall mean the services to be supplied by R&N as specified in Schedule B.

         (m) "Program" or "Programs" means a set of ordered steps or list of instructions which are capable when incorporated in a machine-readable medium, in causing a computer to indicate, perform or achieve particular functions, tasks or results and includes source-code listings in human- readable and machine readable form, object code in machine readable form, program files, data files, field and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, subroutines, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and reports layouts.

         (n) "Release' means periodic bug- fixes, modifications made to comply with regulatory requirements and improvements or additions to the existing functionality of the Software, and generally made available, without charge, by R&N to its customers.

         (o)      [MISSING FROM DRAFT]

         (p) "Services" means the rendering of timesharing, service bureau facilities management or similar services by the Customer utilizing the Software (or any part thereof) to any entity other than the Customer.

         (q) "Software" means the executable from of the futures and options industry applications software solution more fully described on Schedule A hereto, together with all Custom Modifications, Releases, New Software and Enhancements developed or applied by R&N under this Agreement.

         (r) "Term" means an initial term of three years from the date on which Service commences and continuing thereafter for additional successive three-year terms unless terminated by either Party giving the other not less than six months' prior written notice to expire at the end of the initial three-year term or at the end of any subsequent term, as the case may be.

2.       PROCESSING SERVICES; SERVICE FEES

         (a) Subject to the terms and conditions of this Agreement, including, without limitation, those terms and conditions set forth in the schedules attached hereto, R&N agrees to provide the Processing Service to the Customer during the Term of this Agreement.

         (b) Work shall be performed by R&N on a best efforts basis with an estimated completion time of ten hours after notification of last trade entry.

         (c) During the Term of this Agreement, the Customer hereby agrees to pay monthly Services Fees and other charges in the amounts, at the times and in accordance with the terms set forth in Schedule G attached hereto and made a part hereof. The


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Customer  shall pay all such fees and  charges,  in full and without  deduction, except as provided under Section 2(g), within thirty days of any invoice therefor.

         (d) Any media or materials supplied by R&N in addition to the Services shall be charged to the Customer at R&N's then-prevailing list prices.

         (e) The Customer shall pay to R&N interest upon any amounts which are not paid by the Customer to R&N when due, at the rate of the lessor of (i) one and one-half percent (1 1/2%) of the unpaid balance per month, or (ii) the highest rate of interest allowable under applicable law.

         (f) The Customer hereby grants R&N a security interest in all personal property of the Customer on R&N's premises, from time to time, to secure the obligations of the Customer to R&N, and in connection therewith, authorizes R&N at its sole discretion to sign on the Customer's behalf and file financing statements with respect to such personal property to perfect the security interest granted hereby.

         (g) If the Customer disputes in good faith any charge (a "Disputed Charge"), the Customer shall so notify R&N in writing within five days after receiving the invoice for, or notification of, such charge. In such event, either Party may initiate the dispute resolution process under Section 12(b).

         (h) The Software used in connection with the provision of the Processing Services hereunder is and shall be the sole and exclusive property of R&N, including all applicable rights to the Confidential Information of R&N and to the Intellectual Property. No right is granted to the Customer for the use of Software, directly or indirectly. R&N reserves the right to implement all upgrades, Releases and Enhancements to the Software, or New Software, which R&N may, from time to time, develop and, in its sole discretion, deem, advisable to apply in connection with the provision of Services hereunder, without the consent of the Customer.



3.       INSTALLATION PLAN AND ACCEPTANCE.

         (a) The Customer and R&N have prepared and annexed hereto as Schedule I a mutually acceptable plan for the provision of Installation Services (the "Installation Plan"). R&N will Provide the Installation Services in accordance with the Installation Plan. Any further installation, training, software customization or consultancy services will be provided at the sole discretion of R&N and will be charged in accordance with R&N's then prevailing standard rates. All out of pocket expenses incurred by R&N in providing services in connection with the Installation Plan, including travel and lodging expenses, shall be paid by the Customer.

         (b) The Customer agrees to assign a qualified project leader to the installation and to assign such other individuals (and resources) on a part-time or full-time basis to the installation team as required.

4.       SOFTWARE SUPPORT SERVICES.

         (a) Software support services, as described below ("Support"), will be provided


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by R&N to the Customer for the Software Processing Service.

         (b) R&N agrees to provide the following Support services:

                  Provide the Customer with access to R&N representatives responsible for coordination, resolution, and follow-up of all support issues under the terms and conditions of this Section.

                  Provide the Customer with emergency telephone consultation service from 6:00 p.m. (Central Time, U.S.) on Sunday until 5:00 p.m. on Saturday, excluding holidays, using current R&N procedures for the purpose of resolving Deficiencies in the Software and resolving operational problems the Customer may encounter, including assistance in the recovery of systems and data files.

           Use commercially reasonable efforts to make and provide to the Customer, in R&N's sole discretion, without additional charge, such Enhancements to the Software as R&N deems appropriate to satisfy any mandatory requirements of the applicable industry clearing houses and regulatory agencies, taking into account technical feasibility and the requirements of R&N's customers generally.

                  Notify  the  customer  of   Enhancements  to  and  Maintenance
         Releases and Releases of the Software that are available, all of which must be accepted by the Customer without additional charge of fee.

         (c)      The Customer agrees to:

                  Provide R&N with reasonable access to the Customer's personnel to enable R&N to provide the services specified in this Section.

                  Maintain a documented log of all support calls, available to R&N upon request. When placing a call to R&N, the Customer will reference all applicable sections of Documentation that may be relevant.

            Document  all  incidents  of  Software   Deficiencies,   attach  any
         pertinent samples of Documentation and include detailed steps to duplicate the Deficiencies in the Customer's operating environment.

5.       CUSTOM MODIFICATIONS.

The Customer may request R&N to make Custom Modifications to the Software to meet the Customer's specific requirements. Upon receipt of such request, R&N may, in its sole discretion, make such Custom Modifications at a rate to be agreed upon by the Parties. In the event that the Parties shall fail to expressly agree upon fees and charges for Custom Modifications, the Customer shall pay R&N its then-current standard charges for the Custom Modifications. The following procedures will be followed by the Customer and R&N in relation to any requested Custom Modifications, without prejudice to R&N's right to payment of fees and charges for Custom Modifications otherwise made at the request of the Customer:

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         (a) The  Customer  shall  notify R&N in  writing,  in the form  annexed hereto as Schedule H (the "Customization Request"), of its request for a preliminary estimate for Custom Modifications. The Customization Request must
identify  specifically  the  functionality   requested  and  the  specifications
thereof, as well as the Customer's agreement to pay the fee set by R&N for preparing the preliminary estimate.

         (b) In response to the Customization Request, R&N will develop a preliminary estimate of the cost to perform the Custom Modifications and the additional costs that may be involved in retro-fitting the Custom Modifications with respect to any new Releases or Enhancements and an initial determination of the appropriateness of the specifications requested by the Customer. The Customer will have thirty days after receiving the preliminary estate to notify R&N whether to proceed with a detailed estimate and detailed design specifications for the Custom Modifications.

         (c) After receiving the detailed design specifications for the Custom Modifications, the Customer will notify R&N of any and all changes to the specifications. R&N will then resubmit the final specifications for the Customer's written acceptance. Once the Customer accepts the final specifications, any further changes requested by the Customer must be approved by R&N and may result in additional cost.

         (d) R&N will design and program the Custom Modifications according to the final specifications approved by the Customer. R&N and the Customer will agree on the timetable for the application of the Custom Modifications to the Services.

         (e) The Customer shall pay R&N for preparing the preliminary estimate and the detailed estimate, developing specifications, programming, and testing the Custom Modifications in accordance with the charging basis quoted by R&N when submitting its preliminary estimate as modified in writing upon the mutual consent of the Parties.

         (f) R&N shall not make any Custom Modifications which R&N believes are or may be unfeasible, illegal or in violation of the proprietary rights of others. R&N shall not pay any royalty or other fee to the Customer for the use of any Confidential Information, Intellectual Property, software, ideas or techniques developed from or relating to Custom Modifications.

6.       CUSTOMER INFORMATION.

         (a) Customer shall provide within sufficient time (by the agreed upon submission time set forth in Schedule D) all Customer Information required by R&N to enable R&N to perform the Processing Services. In the event the Customer Information is not submitted by the agreed upon submission time, or is incomplete, incorrect or not in the form specified by R&N, R&N shall not be responsible for the delivery time (Processing Service delivery time set forth in Schedule D).

         (b) In the event of late submission of Customer Information and upon the availability to R&N of complete and correct Customer Information, R&N will notify Customer of the new Processing Service delivery time. Work shall be performed on a


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"Best Efforts Basis" with an estimated  completion  time of ten (10) hours after notification of last trade entry. Upon delivery to Customer of its completed processing work, Customer shall assume risk of loss, and R&N shall replace any lost damaged portion at Customer's expense.

         (c) Customer shall be solely responsible for the accuracy and completeness of Customer Information provided by Customer to R&N pursuant to this Agreement, and for the correctness of the format. Customer shall verify such data or report promptly to R&N after receipt thereof, any errors with respect to any data or report. R&N assumes no responsibility for verification. Customer operation responsibilities are further specified in Schedules E and F.

         (d) Upon termination of this Agreement for any reason other than termination by R&N due to default by Customer, R&N will assist in transferring Customer Information to the Customer or to another data processing company and retain said Customer Information for archival purposes for a period of thirty days. Said assistance shall be limited to that assistance which in R&N's sole judgment is reasonably under the circumstances. Customer shall pay R&N for staff time spent in providing such assistance at R&N's then prevailing hourly rates for machine time, the costs of the media on which Customer Information is stored, for transportation costs and for any other reasonable related expense.

7. RESPONSIBILITIES OF THE CUSTOMER.

The Customer shall be exclusively responsible for the accuracy of the input data, information and documentation provided to R&N in connection with the Services to be provided hereunder and shall:
         (a) provide R&N with reasonable access to the Customer's personnel and facilities to enable R&N to provide the Services.

         (b)      implement sufficient
procedures to satisfy its requirements for security and accuracy;

         (c)      convert the Customer's
accounting data to the format required by the Software;

         (d) within sufficient time, provide R&N with all Customer information required by R&N to enable R&N to perform the Services. In the event that the information is not delivered by the agreed upon delivery time, or is incomplete, incorrect or not in the form specified by R&N, R&N shall not be responsible for meeting agreed upon delivery times, which delivery times shall be automatically, commensurately delayed. promptly following the availability to R&N of complete and correct Customer information, R&N will notify the Customer of the new delivery time. Upon delivery to the Customer of its completed processing work, the Customer shall assume risk of loss and R&N shall replace and lost or damaged portion of the completed processing work at the Customer's expense, to the extent R&N retains such information.

8.       RELEASES/NEW SOFTWARE MODULES.

         (a) R&N will make Releases available to the Customer free of charge




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(subject  to  Section  4(a) and 10(b))  when such  Releases  are made  generally available by R&N to its other customers.

         (b) From time to time, R&N may develop New Software modules. The Customer may acquire a license to use any New Software Module by paying R&N its then-current fees and charges. Once installed, the New Software module will be deemed to be part of the Software subject to the terms and conditions of this Agreement.

         (c) If the Customer requires R&N to install Releases or New Software modules such services will be subject to charge by R&N at its then-current published rates.

9.       CONFIDENTIALITY.

         (a) Each Party hereto agrees to hold the other Party's confidential Information in strict confidence. Neither Party will disclose or otherwise make the other Party's Confidential Information or any part thereof available to any third party, except to the extent permitted by the terms of this Agreement. Each Party shall take reasonable action to satisfy its obligations under this Agreement with respect to use, copying, modification, protection and maintaining the confidentiality of the Confidential Information of the other Party, including the prevention of any unauthorized disclosure by any of such Party's employees.

         (b)  Neither  Party will  remove or permit to be removed  from any item included in the other Party's Confidential Information any proprietary, confidential or copyright notices, markings or legends placed thereon by such Party.
         (c) Each Party shall assist the other Party in identifying and preventing any unauthorized use or disclosure of its Confidential Information or any portion thereof. Without limiting the foregoing, a Party (a "Recipient Party") shall notify the other Party (the "Disclosing Party") immediately in the event that the Recipient Party learns or has reason to believe that any person who has had access to the confidential Information of the Disclosing Party, or any portion thereof, has violated or intends to violate the terms of this Agreement, and the Recipient Party will cooperate with the Disclosing Party in seeking injunctive or other equitable relief in the name of the Disclosing Party against any such person.

         (d) Each Party acknowledges that the unauthorized disclosure of any of the other Party's Confidential Information or any material, ideas or concepts relating to such Confidential Information may give rise to irreparable injury to the Disclosing Party, inadequately compensable in damages. Accordingly, each Party shall be entitled to injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available. and each Party hereby consents to such injunctive relief. Nothing herein shall be construed as prohibiting either Party from pursuing any other remedies available to such Party for such a breach or threatened breach, including the recovery of monetary damages from the other Party.

10.      TERMINATION; REMEDIES.

Subject to the provisions of Section 11(d):
         (a)      The Customer shall have the


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right to terminate  this Agreement upon thirty days' prior written notice to R&N upon a material breach by R&N of its obligations set forth in Sections 3, 4, 9 and 11, unless R&N cures such breach within thirty days after the Customer gives written notice of such breach of R&N.

         (b) R&N shall have the right to terminate this Agreement upon thirty days' prior written notice (unless such breach is curable and is cured by the Customer within thirty days) to the Customer upon (i) the Customer's failure to pay any sums due hereunder, (ii) a material breach by the Customer of the Customer's obligations set forth in Sections 3, 4, 7, 9, and 11; or (iii) the termination or cessation of the business of the Customer.

         (c) In the event of termination under subsection (b) above, R&N shall be permitted to, in addition to any other remedies it may have in law or equity:

                  automatically, and without any
         further action by R&N, terminate the
         Services;

                  take immediate possession of any Confidential Information held by the Customer, and all copies thereof wherever located, without notice or demand; and

                  recover from the Customer the aggregate of all Service Fees, as defined in Schedule G, that are then due, or will become due during the then-current Term, all other fees and charges then payable to or earned by R&N through the date of termination, reasonable attorney's fees and expenses incurred in enforcing (including the cost of consulting with an attorney to determine the scope of the Customer's breaches) any of the terms and provisions of this Agreement.

         (d) Notwithstanding the foregoing, the provisions of Sections 5, 7, 8 and 12(b) shall survive the termination of this Agreement.

         (e) Upon termination of this Agreement for any reason other than termination by R&N due to default or breach by the Customer, R&N will assist in transferring Customer information to the Customer or to another data processing company, provided, however, that such assistance shall be limited to that assistance which in R&N's sole discretion is reasonably available. The Customer shall pay R&N for: (i) staff time expended in the provision of such assistance, at R&N's then-prevailing hourly rates, (ii) machining time, (iii) the cost of the media on which the Customer's information is stored, (iv) transportation costs, and (v) all other reasonable expenses incurred by R&N in connection with such assistance.

11.      WARRANTIES AND LIABILITY.

         (a) R&N warrants that, during the term of this Agreement, the Services will be conducted with reasonable care and skill.

         (b) The warranty set forth above shall not extend to Deficiencies contained in the Software caused by any of the following: (i) alterations, modifications or revisions to or of the Software performed by a party other


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than R&N; (ii) negligence in the operation or use of the; (iii) operation of the
Software not in accordance with the Documentation; and (iv) an act of God or any factor beyond R&N's reasonable control.

         (c) THE WARRANTY STATED ABOVE IS IN LIEU OF AND R&N HEREBY DISCLAIMS ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE
IMPLIED WARRANTY OF MERCHANTABILITY AND IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES ARISING BY STATUTE OR OTHERWISE IN LAW, OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

         (d) IN NO EVENT SHALL R&N BE LIABLE FOR LOST PROFITS, LOSS OF GOODWILL, LOSS OR ALTERATION OF CUSTOMER DATA, FAILURE TO REALIZE EXPECTED SAVINGS, INABILITY TO USE ANY COMPUTER PROGRAMS, REGULATORY PENALTIES, OR FOR ANY COMMERCIAL ECONOMIC, SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGE EVEN IF R&N HAS BEEN ADVISED OF OR FORESEES A POSSIBILITY OF, ANY OF THESE DAMAGES OCCURRING. R&N'S MAXIMUM LIABILITY TO THE CUSTOMER FOR ANY AND ALL BREACHES OF THIS AGREEMENT SHALL IN NO EVENT EXCEED THE LESSER OF THE AGGREGATE OF THE FEES AND CHARGES ACTUALLY PAID BY THE CUSTOMER TO R&N, HEREUNDER WITHIN THE TWELVE- MONTH PERIOD IMMEDIATELY PRECEDING THE CUSTOMER'S NOTIFICATION TO R&N OF SUCH BREACH OR DEFAULT, OR $1,000,000.

12.      INTELLECTUAL PROPERTY INDEMNITY.

         (a) R&N shall indemnify and hold the Customer harmless from liability for any action brought against the Customer to the extent that such action is based on a claim that the Software use within the scope of this Agreement infringes any United States Intellectual Property.

         (b) The right of Indemnification as set forth herein is subject to all of the following: (i) the Customer shall provide R&N with prompt written notice of the action; (ii) R&N shall select legal counsel to defend, compromise or settle the action in the sole discretion of R&N; (iii) the Customer shall provide R&N with all available information known to the Customer, assistance, authority, and cooperation to enable R&N to defend, compromise, or settle the action, and (iv) if the use of the Software becomes, or in R&N's opinion is likely to become, the subject of a claim of infringement, the Customer shall permit R&N, at R&N's option and expense, either to procure the right for the Customer to continue to use the Software or to replace or modify the Software so that it becomes non- infringing and retains substantially the same functionality as that described in the Documentation.

         (c) R&N shall have no liability for any claim of Intellectual Property infringement rights of third parties based on modification of the Software by the Customer or any third party, or the use of or combination of the Software by the Customer or any third party with programs or software or any parts thereof not furnished to the Customer by R&N. The provisions of this Section 14 state the entire scope of the liability of R&N with respect to infringement of the Intellectual Property, and the Customer hereby expressly waives any other such liabilities.

13.      RECRUITMENT.

         Each Party agrees not to retain, hire or contract with in any capacity whatsoever any employee of the other Party for a period of twelve months following the earlier of the termination of that person's employment with the other Party or the termination of this Agreement.

14.      SURVIVAL.
         The obligations and agreements of the Customer and R&N contained in Sections 5, 7, 8, and 12(b) shall survive the termination of this Agreement for whatever reason. 15. EVENTS BEYOND CONTROL OF PARTIES.

         Notwithstanding any provision to the contrary contained herein, the failure or delay in performance by either Party shall be excused to the extent it is caused by an event beyond such Party's reasonable control provided the Party prevented from or delayed in rendering performance notifies the other Party and in detail of the commencement and need of such a cause, and provided further that such Party uses it best efforts to render performance in a timely manner. The obligation of both Parties to perform under this Agreement shall be suspended during such event for a maximum period of sixty days. 16. TAXES.

         (a) In addition to any other payments required to be paid by the Customer, the Customer shall pay all tariffs, import duties, license and registration fees, sales, use, rental, transfer or other taxes, whether federal, state or local, however designated, and all other assessments which are levied or imposed by reason of the Services to be provided hereunder, excluding, however, income taxes which may be levied against R&N. The Customer shall reimburse R&N for the amount of any such tariffs, import duties and taxes paid or advanced by R&N as a result of the provision of Services hereunder.

         (b) If any withholding taxes are applicable in respect of amounts payable, the Customer shall remit the applicable amount to the relevant taxing authorities and shall furnish to R&N information regarding such remittance in sufficient detail to enable R&N to substantiate any claim for a foreign tax credit.

17.      MISCELLANEOUS.

         (a) Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be given by personal delivery or by United States certified mail, return receipt requested, postage prepaid, addressed to the location stated above or to such other address as either Party may designate by notice to the other Party. All notices shall be deemed effective upon the earlier of receipt, seven business days after such notice is postmarked, or, if delivered personally, upon the date of delivery.

         (b) Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

         At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The Parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not sot prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

         If the negotiations do not resolve the dispute within sixty days of the initial written request, or if neither Party makes such a request within sixty days of the dispute, the dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A Party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this Section. Each
Party may submit in writing to a Party, and that Party shall so respond. Each Party is also entitled to take the oral deposition of one individual of another Party. Additional discovery may be permitted upon mutual agreement of the Parties. The arbitration shall be held in Chicago, Illinois. The arbitrator shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty days after the close of hearings. The times specified in this Section may be extended upon mutual agreement of the Parties of by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         Each Party shall bear its own costs of these procedures. A Party seeking discovery shall reimburse the responding Party the costs of production of documents (to include search time and reproduction costs). The Parties shall equally split the fees of the arbitration and the arbitrator.

         (c) Strict Compliance. The failure by either Party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall not constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. The waiver of any breach shall not affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         (d)   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be an original, but all of which shall constitute but one and the same instrument.

         (e) Amendments. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated, except upon the written consent of all Parties.

         (f) Captions. The captions to this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of this Agreement or any part hereof, nor in any way affect this Agreement or any part hereof.

         (g) Assignment. This Agreement may not be assigned by the Customer without the prior written consent of R&N, which R&N may withhold in its sole discretion. Any attempt by the Customer to assign, transfer or sublicense any of the Software or any of the rights, duties or obligations under this Agreement in violation of this Agreement shall be null and void and of no force or effect.

         (h) Severability. If any provisions of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted.

         (i) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties hereof, and their respective heirs, executors, administrators, successors and permitted assigns.

         (j) Schedules. The Schedules annexed hereto are incorporated by reference and made a part hereof:

         (k) Entire Agreement. This Agreement, together with all Schedules hereto and together with any amending correspondence which is executed on behalf of both Parties, constitutes the entire agreement between the Parties hereto with respect to the subject matter thereof.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


Rolfe & Nolan (USA) Inc.                             Alaron Trading

By:________________________________         By:_____________________________

Name:______________________________         Name:___________________________

Title:_____________________________         Title:__________________________

                                   SCHEDULE A

                            RISC SOFTWARE DESCRIPTION

Data Entry Base:

         Non-clearing Trade - Full form Ability for User to Define Trade entry screens Bust/Make-up/Leave Entry & Correction P&S, Commission Adjustment & Correction Journaling Trade Correction Cash Entry & Correction Settlement Price Update Worksheet On-line Help Multiple line trade entry w/duplication


Master File Update:

         Commodity Master & Settlement Price
         Commodity Master file
            All futures world-wide
            All world-wide options on futures
         Exchange Table for 99 exchanges
         Contra Account Table
         Settlement Price Master File
         Account Master File
            8-digit account number 99 currency subledgers Account G/L numbers segregated/non-segregated
         Option Strike File
            put/call strike price
            expiration date
         Multiple Firm Number Table
            reports header controls
         Calendar
            Run-date control
            Actual valid trading dates
            Future valid trading dates
            Valid trading/business date per currency
            Automatic generation of last trading
                dates/expiration dates etc.
            Automatic IPL & session dates Master file defaulting Account - salesman - location - firm Commodity - exchange
         Collateral
            Collateral master file
            Collateral rate detail file
         Automatic Offsetting of positions prioritized for:
            Day trades
            Overnight trades, spreads
         Special makeups bust/leave open Automatic Commissioning:
            Unlimited tables
            Day/overnight/spread
            Opening/half turn/round turn
            Formulas by:  Commodity/membership/exchange/group
                         account/salesman/location/firm/global

Reports Base:

         Preliminary Listings:
            Trades by user
            Trades by Commodity Number
            Trades by Salesman/Account
            Trades by Exchange
            Cash & Adjustment Entries
         Day Trade Journals in Account sequence Busts & Make-ups Exercises, Assignments & Expirations Report P&S Recap by Commodity Settlement Prices Needed Report Delivery Month Position Report Open Position Report - Detail & Summary P/L Report - Monthly & Yearly Deleted Account Purge & List - Year End Ledger Recap and Summary Account Statements:
            Combined Confirmation, P&S & Open Positions
            Cash & Adjustments
            Account Balances
            Monthly Activity Statement & Open Position Statement
            Confirmation messages
            Alternate confirmation name/address
         Programs & Documentation:

            Object code for all programs, and files RISC User's manual On-line documentation library using the HELP key

Additional Functions:

         Supplementary reports:
            Preliminary Listing of trades by selected exchange
            Day Trade Journal in Price Sequence
         Optional Statements:
            Duplicate Statements, Daily & Monthly
            Statement messages by firm, branch, A/E, or account
         Securities  on  Deposit  for  margin   tracking:   Entry  &  correction
            Preliminary listing of entries Collateral listings of entries T-bills conversion to cash on maturity
            Collateral on account equity report & client statements Interest Pay/Collect on account Equity Automatic Reversal accounting for P&S and Busts
         A/E Trader reporting:
            P/L recap by A/E Trader--daily
            P/L & commission recap by A/E Trader--monthly
            Commission summary by A/E Trader--monthly Margins:
            DAR SPAN) Margining Customer Equity & Margin Status Report Futures outright and inter-month spreads Inter-commodity, crush spreads with ratios Options margined at net-short-premium Inter-crop year spreads Omnibus accounts margined gross Horizontal spreads and Crush spreads
            Futures  to  futures  spreads  Straddles  and  Conversions   Covered
            purchases and writes Vertical spreads and Reverse conversions Mixed spreads and Butterfly spreads Condor spreads and Box spreads
         Margin call reports:
            Margin Request Slips
            Margin Call & Debit Equity Listing
            Margin Call Reduction & Deletions Report
            Cross Account Margining for Grouped Accounts
         Branch transmissions:
            Condensed Equity & Margin status
            Preliminary Listing
         Capital Computations - FCM Capital Reports:
            Capital Requirements List - Month End
            Concentration Reports - Weekly
         CFTC & Exchange regulatory reporting:
            CFTC '01 Report Preparation

                                   SCHEDULE B

                            RISC PROCESSING SERVICES


Maintenance of the following files:
         Commodity Masters for Futures & Options
         Currency Master and Exchange Master
         Regulation Code Master and System Calendar Master
         Screen & Report  Titles  Master and  Instrument  Type  Master  Opposite
         Broker & Opposite Firm Masters for CME & CBOT exchanges Speculative Limits and Reportable Levels Master files RISC Base Menu and RJS files

Processing of the RISC End of Day job stream which includes:
         Spooling of all end of day reports, including customer statements. These will be held in the spool file, and Customer will be responsible for releasing and printing.
         Creation of a microfiche tape, if service selected

Processing of the RISC Beginning of Day job stream which includes: Preparation of files for the next business day Starting of file journaling and the prelim journal job

Creation and  Transmission  of  the  following  files,  if  necessary:  CFTC  01 reportable file (daily) and CME 25 & Over reportable file (daily) Equity Wire statements (daily)

Processing of the RISC Month End job stream which includes:
         Spooling of all end of day reports, including customer statements. These will be held in the spool file, and Customer will be responsible for releasing and printing.
         Creation of a microfiche tape, if service selected

Backup of Client's data files as follows:
         Daily, before end of day processing with a 5 day rotation Daily, after end of day processing with a 5 day rotation Monthly, before month end processing with a 12 month rotation

Processing of the RISC Year End job stream which includes: Printing of all Tefra year end reports Delivery of yearly reports to Customer's office Creation of IRS 1099 tape, if necessary Upgrades of RISC application software and Upgrades of IBM Operating System Software

                                   SCHEDULE C

Training Services Description

SCHEDULE D

RISC Processing Services Schedule



R&N Service Bureau operating conditions are listed below.

R&N Service Bureau Service Hours will be from 7:00 am to 9:00 pm Central Standard Tim on CME/CBT trading days.

Access to the R&N Service Bureau processing service outside of the service hours stated must be approved by R&N Service Bureau operations.

R&N Service Bureau will, under normal conditions and given Customer's submission of Customer Information by 7:00 pm CST (submission time), process the Customer's daily transactions beginning at 9:00 pm CST or earlier when possible. Processing Service overnight information and reports will generally be delivered by 6:00 am CST (delivery time). In the event of a unforeseen delay, R&N Service Bureau will notify Customer and make "best efforts" to achieve a delivery time no later than 8:00 am CST.

RISC documentation will be provided as follows:

1 RISC User Guide - Volumes 2A and 2B

1 RISC Training Manual

1 RISC Reports Guide

                                   SCHEDULE E

RISC Processing Services



R&N Service Bureau Responsibilities:

The hardware, equipment and supplies provided by R&N Service Bureau are listed below. Any other hardware, equipment or supplies not listed will be the responsibility of the customer.

R&N Service Bureau data center will provide the Customer with floor space, electrical power, and operations support necessary to provide the processing services as specified in Schedule B.

R&N will provide a printer at the R&N Service Bureau data center for printing Customer's batch processing reports. R&N will provide a workstation at the R&N Service Bureau data center for R7N Service Bureau operations and staff to process the Customer's data. An alternate R&N Service Bureau System at the R&N Service Bureau data center will be available as a backup should there be a hardware problem on the primary production system, Provided Customer executes a separate Disaster Recovery agreement.

As a daily print report alternative, R&N Service Bureau will use one part, green bar printer paper for printing batch processing reports and three part statement forms for daily and monthly statements. Customer agrees to reimburse R&N Service Bureau for the actual cost plus 20% of all paper that R&N Service Bureau uses to print the Customer's reports.

R&N will assist Customer personnel in starting sufficient parallel operation. Customer is responsible for continuation of parallel operations, and insuring that data and information is accurate.

R&N Service Bureau will provide support for non-standard requests, provided that Customer agree to pay for such requests on a time and materials basis, and the request is approved by R&N.

Customer Responsibilities:

The hardware, equipment and supplies that are the responsibility of the client are listed below. Other items may be necessary to satisfy the client's processing needs.

Leased (or Dial-up) telephone lines as follows: Between Customer's back office and R&N Service Bureau data center Between R&N Service Bureau data center and exchange cleared, if necessary Backup dial lines for fall back should a leased line fail

Modems with dial backup for the leased telephone lines as follows: Two 28,800 baud modems for the back office leased line.
An IBM 5394 or equivalent remote controller for each of the back office's leased lines.

Any workstations and printers necessary for the Customer's back office daily processing functions. R&N suggests at least 2 workstations and a 600 line per minute printer at each back office location.

Customer will provide any preprinted or custom forms for use with the RISC Software application.

Unless the print report alternative, as stated in Schedule E is requested, the Customer will print all reports at the Customer location on a Customer-owned printer. Customer is responsible for maintaining an adequate supply of stock forms in each office location to accommodate processing and printing requirements.

                                   SCHEDULE F

             Processing Service - Client Operations Responsibilities

The operational responsibilities of a R&N RISC Service Bureau Customer include, but are not limited to, the following functions:

Maintenance of all master files that are not maintained by R&N. This includes, but is not limited to, the following files:

         Account, Salesman, Location, Firm and Company master files Commission, fee and interest rates and their usage Carrying Broker, Margin Grouping and Omnibus relationship files Confirm Message Text and Compliance Document master files Prelim master and item files Transmission and Print Routing master files Span scale up files Floor Broker master

Entry of daily transactions which include:

         Trade entry and correction Cash and adjustment entry and correction Collateral entry and correction Special makeups and P&S reinstates Deliveries, exercise and assignments

Generation and printing of the following reports:

         Intra-day prelims of trades, cash, etc.
         Interest calculation report and posting

Generation and transmission of the required exchange files

                                   SCHEDULE G

                Processing, Installation, and Miscellaneous Fees

1.   Processing Service Fees

         Activity Processing Fees

                  Transactions                                                          $ 0.075 each
                  Positions                                                             $0.03 each
                  Daily Customer Statements:                                            $ included
                  Monthly Customer Statements:                                          $ included
                  TIF Base and 1 (one) TIF Facility                                     $ included
                  CFTC Reporting                                                        $ included
                  Large Trader Reporting                                                $ included
                  SPAN and Settlement Prices (US Markets only)                          $ 500.00 per month
                  RANrec (1 methods)                                                    $ included

         Functional Facilities Fees

                  Clearing Interfaces (CBT, CME, NY, Montreal etc.)                     $400.00 per month
                  Realtime Price Inquiry Module (excludes market price feed)            $700.00 per
         month
                  Canadian Regulatory Reporting                                         $300.00 per month
                  General Ledger Interface                                              $250.00 per month
                  Trade Import Base Module (TIF)                                        $300.00 per month
                  Trade Import Facility                                                 $200.00 per month
                  Trade Export Base Module (TEF)                                        $300.00 per month
                  Trade Export Facility                                                 $200.00 per month
                  Data Export Base Module                                               $300.00 per month
                  Data Export Facility                                                  $300.00 per month
                  Large Trader Reporting and Transmission                               $200.00 per month
                  Japanese Market Requirements                                          $550.00 per month
                  Flex Options                                                          $550.00 per month
                  Foreign Exchange                                                      $550.00 per month

         Additional Services Fees

                  One Communications Port                                               $150.00 per month
                  Speedscan File Export & Disk Archiving
                                 (Monthly Reports/Files)                                $.05 per page
                                 (one time set-up charge $1200)
                  Equity Wire Transmission Services                                     per minute charge
                  Settlement Prices                                                     $100.00 per exchange








                  SPAN Files                                                            $100.00 per exchange
                  RANrec (3 methods)                                                    $250.00 per month
                  RANwindows                                                            $300.00 per month
                  Disaster Recovery Services                                            Based on users reqmts
                  Customization Services                                                Standard R&N
                  Additional User Training                                              time & material rates
                  Consulting Services                                                   time & material rates
                  Hardware and Communications                                           Billed at cost

2.       Minimum Monthly Charge

         For Activity Processing and Required Facilities                                $4,000.00

3.       Fee Schedule at Renewal

         No less than three months prior to the last date upon which the Customer may provide notice of termination of this Agreement, R&N shall provide the Customer with a revised Processing Fee Schedule applicable to the next renewal term, if any. Such revised Processing Fee Schedule may be increased by R&N up to R&N's then-prevailing price as set forth on its published price lists.

4.       Installation Fee

         There will be an initial installation fee for the processing service and Software described in Schedule A and B. The fee will be $15,000 and encompass project planning, R&N project management, installation support, conversion activities and system training). Custom Modifications and expenses related to the implementation of any future modules or hardware upgrades require payment of additional fees and will be billed separately.

Payment of Processing Fees

         The Processing and Installation Fees for the initial Term shall be payable in accordance with the following schedule:

         the Installation Fee shall be payable upon execution of this Agreement; Processing Fees shall be payable monthly based upon the actual usage incurred during the prior month

Additional Services

         This Agreement excludes the provision of settlement prices and SPAN arrays. A monthly fee will be assessed for the prices and SPAN arrays associated with each individual exchange. Additional services which may also be required, but not exclusively limited to, include Disaster Recovery Service and Real Time Price Feed, and shall require payment of additional fees and will be billed separately.

         All  communication  line costs are the  rsponsibility  of the Customer.
         This   includes,   but  is  not  limited  to,   Easylink  and  Graphnet
         transmission charges.

         Any charges as a result of using third-party vendors to perform processing services for the Customer will be the responsibility of the Customer. This includes, but is not limited to, such services as creating microfiche and delivering statements to customers electronically.

                                   SCHEDULE H

                              CUSTOMIZATION REQUEST

Date:


Requested Functionality:











Specifications:






Programs Affected:



The Customer  agrees to pay to R&N a  preliminary  estimate fee in the amount of
___________.

The charges estimated for the above-requested modifications are _______________.

The Customer


By:___________________________
Name:
Title:

                                   SCHEDULE I

Installation Plan